Exhibit 99.1

MADISONVILLE GAS PROCESSING, LP

Financial Statements

  Years Ended December 31, 2006 and 2007

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Partners of

Madisonville Gas Processing, LP:

We have audited the accompanying balance sheets of Madisonville Gas Processing, LP (the “Partnership”) as of December 31, 2006 and 2007, and the related statements of operations, changes in partners’ capital and cash flows for the years then ended.  These financial statements are the responsibility of the Partnership’s management.  Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Madisonville Gas Processing, LP at December 31, 2006 and 2007, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche, LLP

Denver, Colorado

March 16, 2009

MADISONVILLE GAS PROCESSING, LP

BALANCE SHEETS

	December 31,
	2006	2007

Assets

Current assets
Cash and cash equivalents	$464,038	$1,226,107
Accounts receivable	1,114,607	1,341,652
Prepayments and other	205,312	161,959
Total current assets	1,783,957	2,729,718

Property, plant and equipment	41,241,347	21,727,163
Accumulated depreciation	(1,689,936)	(3,344,109)
Net property, plant and equipment	39,551,411	18,383,054

Intangibles and other	3,364,501	1,071,335
Accumulated amortization	(352,516)	(704,712)
Net intangibles and other	3,011,985	366,623

	$44,347,353	$21,479,395

Liabilities and Partners’ Capital

Current liabilities
Accounts payable	$1,743,235	$1,701,384
Accrued expenses	864,966	646,601
Bank debt, current	5,377,778	17,394,444
Total current liabilities	7,985,979	19,742,429

Bank debt, less current portion	10,322,222	2,760,069
Note payable to affiliate	—	9,500,000
Asset retirement obligation	56,453	266,914

Partners’ equity
Contributions	26,400,200	44,400,200
Accumulated deficit	(417,501)	(55,190,217)
Total partners’ equity	25,982,699	(10,790,017)

	$44,347,353	$21,479,395

The accompanying notes are an integral part of these statements.

MADISONVILLE GAS PROCESSING, LP

STATEMENTS OF OPERATIONS

	Years Ended
	December 31,
	2006	2007

Revenues
Sale of natural gas	$17,830,624	$19,132,635
Other	48,755	72,453
	17,879,379	19,205,088

Expenses
Cost of natural gas sales	9,789,853	11,209,389
Plant operating expense	4,492,101	5,354,765
General and administrative	1,823,702	1,899,980
Depreciation and amortization	1,418,667	1,867,260
Interest	36,043	447,973
Impairment	—	53,198,437
	17,560,366	73,977,804

Net Income (loss)	$319,013	$(54,772,716)

The accompanying notes are an integral part of these statements.

MADISONVILLE GAS PROCESSING, LP

STATEMENTS OF CASH FLOWS

	Years Ended
	December 31,
	2006	2007

Operations
Net income (loss)	$319,013	$(54,772,716)
Adjustments to reconcile net income to net cash provided by operating activities:
Impairment expense	—	53,198,437
Depreciation and amortization	1,489,194	1,895,721
	1,808,207	321,442
Changes in current and other assets and liabilities:
Decrease (increase) in:
Accounts receivable	(758,292)	(227,045)
Prepayments and other	(163,769)	43,353
Increase (decrease) in:
Accounts payable and accrued liabilities	779,190	118,094
Net cash provided by operations	1,665,336	255,844

Investing
Property, plant and equipment	(16,470,588)	(31,175,702)
Net cash used in investing	(16,470,588)	(31,175,702)

Financing
Capital contributions	—	18,000,000
Bank loan payments	—	(4,045,486)
Bank loan borrowings	15,700,000	8,500,000
Note borrowings from affiliate	(481,357)	9,500,000
Loan fees	(289,340)	(272,587)
Net cash provided by financing	14,929,303	31,681,927

Increase in cash	124,051	762,069
Cash and cash equivalents, beginning of period	339,987	464,038
Cash and cash equivalents, end of period	$464,038	$1,226,107

Cash paid for interest	$598,356	$2,294,852

Supplemental schedule of noncash investing activities
Decrease in accrued capital expenditures	$1,208,076	$378,310
Establish asset retirement obligation	$52,588	$203,812

The accompanying notes are an integral part of these statements.

MADISONVILLE GAS PROCESSING, LP

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL

	Contributed Capital
	Common		Accumulated
	Units	Amount	Deficit	Total

Balance at January 1, 2006	80,000	$26,400,200	$(736,514)	$25,663,686

Net income	—	—	319,013	319,013

Balance at December 31, 2006	80,000	$26,400,200	$(417,501)	$25,982,699

Contributions	—	18,000,000	—	18,000,000

Net loss	—	—	(54,772,716)	(54,772,716)

Balance at December 31, 2007	80,000	$44,400,200	$(55,190,217)	$(10,790,017)

The accompanying notes are an integral part of these statements.

MADISONVILLE GAS PROCESSING, LP

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2007

1.                      ORGANIZATION

Madisonville Gas Processing, LP (the “Partnership”) was formed in July 2005 to acquire an 18 MMcf per day sour gas treating facility along with an associated gathering system and an acid gas disposal line (collectively the “Madisonville Plant”), in Madison County, Texas.  Simultaneously, the Partnership began to build an additional 50 MMcf per day of treating capacity.  The acquisition was initially funded by Bear Cub Investments, LLC (“BCI”) and BCI’s Chairman.  Subsequently, the Partnership raised $26.4 million of equity.  J.P. Morgan Partners, LLC (“JPMP”), through its private equity funds, committed $23.76 million for 90% ownership of the Partnership and BCI committed $2.64 million for the other 10%.  Pursuant to the equity purchase agreement, distributable cash flow from the Partnership will be allocated 90% to the JPMP private equity funds and 10% to BCI until payout, as defined, is reached.  Thereafter, distributions will be allocated 72% to the JPMP private equity funds and 28% to BCI.  The plant expansion is being funded through a $25 million bank credit facility, $10 million loan facility from BCI and equity contributions from BCI and JPMP.

2.                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make numerous estimates and assumptions.  These estimates and assumptions affect the reported amount of assets, liabilities, revenues and expenses as well as the disclosure of contingent assets and liabilities.  Actual results could differ from those estimated.

Cash and Cash Equivalents

All liquid investments with original maturities of three months or less are classified as cash equivalents.

Revenue Recognition

The Partnership recognizes revenues on sales of natural gas upon delivery.  The Partnership deducts a fixed fee for gathering, treating and marketing, and pays the supplier of natural gas the remainder of sales proceeds.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost less reserves for depreciation, amortization and impairments.  Depreciation is provided on the straight-line method over estimated useful lives of three to fifteen years.  The fifteen year depreciable life of the initial treating plant, gathering, pipeline and buildings was based on current reserves dedicated to the plant.    At December 31, 2007, three wells are producing into the existing gas plant.  The Partnership connected two additional wells that came on production in January 2008.

The Partnership’s policy is to evaluate whether there has been a permanent impairment in the value of long-lived assets when certain events have taken place that indicate that the remaining balance may not be recoverable.  An analysis completed in 2007 indicated an impairment of the Partnership’s additional treatment facilities (see Note 1) due to the presence of diamondoids in the gas stream produced from the Rodessa Formation.  A diamondoid is a rare, naturally occurring compound that can cause significant operational problems for the treating facilities.  The Partnership used the cash flow method for determining the assets’ fair value and recognized an impairment of long-lived assets of $50,632,684 for the year ended December 31, 2007.

Set forth below are the Property, plant and equipment balances at December 31, 2006 and 2007.

	December 31, 2006
		Accumulated
	Gross	Depreciation	Net
Property, Plant, and Equipment
Land	$446,755	$—	$446,755
Plant	19,096,474	1,442,082	17,654,392
Gathering system and pipeline	1,738,827	111,996	1,626,831
Work In progress	18,415,253	—	18,415,253
Buildings and equipment	1,530,269	132,357	1,397,912
Furniture and fixtures	13,769	3,501	10,268
Total	$41,241,347	$1,689,936	$39,551,411

	December 31, 2007
		Accumulated
	Gross	Depreciation	Net
Property, Plant, and Equipment
Land	$446,755	$—	$446,755
Plant	18,412,294	2,837,740	15,574,554
Gathering system and pipeline	1,317,541	272,465	1,045,076
Work in process	—	—	—
Buildings and equipment	1,530,269	224,406	1,305,863
Furniture and fixtures	20,304	9,498	10,806
Total	$21,727,163	$3,344,109	$18,383,054

Income Taxes

The Partnership pays no income taxes.  Its taxable income is included in the tax returns of its Partners.  The Partnership has not made any distribution to Partners.  However, once the Partnership generates taxable income, it expects to make cash distributions sufficient to cover tax liability on Partnership income.

Fair Value of Financial Instruments

The estimated fair value of financial instruments, which consist of cash and cash equivalents, receivables, payables and bank debt, is determined in accordance with SFAS No. 107, Fair Value of Financial Instruments.  The carrying values of these instruments are all believed to approximate fair value due to their short maturity or floating rate structure.

Concentration of Credit Risk

Concentrations of credit risk principally involve accounts receivable.  The Partnership has connections to two sales pipelines providing the Partnership at least two sales options for its gas.  Revenues in 2006 included sales to two customer representing 80% and 20% of revenues.  For the year ended December 31, 2007, the Partnership had sales to two customers representing 90% and 10% of revenues.  Management has reviewed the credit-worthiness of these customers and determined there is minimal risk of default.

Intangibles and Other

Intangibles include the value of contracts included in the acquisition of the sour gas treating plant and pipelines.  These contracts are for the purchase, gathering, treating and sales of gas.  At December 31, 2007, in conjunction with the evaluation of the long-lived assets (see above), the Partnership determined that the carrying value of these intangibles was not recoverable and a charge of $2,565,753 was recognized.   Prior to recognizing the impairment, these contracts were being amortized over fifteen years.  Intangibles also include leasehold improvements and loan origination fees on a bank credit facility and BCI loan (see Note 3).  The amortization period for the loan origination fees is one year and the carrying value at December 31, 2007 will be expensed in fiscal year 2008. Set forth below are intangible balances at December 31, 2006 and December 31, 2007.

	December 31, 2006
		Accumulated
	Gross	Amortization	Net
Intangibles and other
Contracts	$3,047,658	$278,728	$2,768,930
Leasehold improvements	6,523	3,261	3,262
Loan origination fee	310,320	70,527	239,793
Total	$3,364,501	$352,516	$3,011,985

	December 31, 2007
		Accumulated
	Gross	Amortization	Net
Intangibles and other
Contracts	$481,905	$481,905	$—
Leasehold improvements	6,523	$6,523	—
Loan origination fee	582,907	$216,284	366,623
Total	$1,071,335	$704,712	$366,623

New Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 clarifies the principle that fair value should be based on the assumptions market participants would use when pricing an asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. The Partnership adopted SFAS 157 on January 1, 2008. On February 12, 2008, the FASB issued FASB Staff Position No. FAS 157-2 that defers the effective date of SFAS 157 for non-financial assets and liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a reoccurring basis (at least annually) until fiscal years beginning after November 15, 2008. The Partnership deferred recognition of items including:

•                  Nonfinancial assets and liabilities initially measured at fair value in a business combination.

•                  Reporting units measured at fair value in the first and second steps of a goodwill impairment test as described in paragraphs 19 to 21 of SFAS 142, Goodwill and Other Intangible Assets (“SFAS 142”).

•                  Indefinite lived intangible assets measured at fair value for impairment assessment under SFAS 142.

•                  Long-lived assets measured as fair value for impairment assessment under SFAS 144, Accounting for Impairment or Disposal of Long Lived Assets.

•                  Asset retirement obligations initially measured at fair value under SFAS 143.

•                  Liabilities for exit or disposal activities initially measured at fair value under SFAS 146 Accounting for Costs Associated with Exit or Disposal Activities.

The provisions of SFAS 157 adopted as of January 1, 2008 did not have a material impact on the Partnership’s financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS 159”), which permits an entity to measure certain financial assets and financial liabilities at fair value. The statement’s objective is to improve financial reporting by allowing entities to mitigate volatility in reported earnings caused by the measurement of related assets and liabilities using different attributes, without having to apply complex hedge accounting provisions. Under SFAS 159, entities that elect the fair value option will report unrealized gains and losses in earnings at each subsequent reporting date. The fair value option may be elected on an instrument-by-instrument basis, with a few exceptions, as long as it is applied to the instrument in its entirety. The fair value option election is irrevocable, unless a new election date occurs. SFAS 159 establishes presentation and disclosure requirements to help financial statement users understand the effect of the entity’s election on its earnings, but does not eliminate disclosure requirements of other accounting standards. Assets and liabilities that are measured at fair value must be displayed on the face of the balance sheet. SFAS 159 was effective for the Partnership as of January 1, 2008. The adoption of SFAS 159 did not impact the Partnership’s financial statements since the Partnership did not elect the fair value option.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations (“SFAS 141R”). This statement replaces SFAS No. 141, Business Combinations. The statement provides for how the acquirer recognizes and measures the identifiable assets acquired, liabilities assumed and any non-controlling interest in the acquiree. SFAS 141R provides for how the acquirer recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase. The statement determines what information to disclose to enable users to evaluate the nature and financial effects of the business combination. The provisions of SFAS 141R are effective for the Partnership as of January 1, 2009 and do not allow early adoption. SFAS 141R will only impact the Partnership if and when the Partnership becomes party to a business combination.

3.                    LONG TERM DEBT

In February 2006, the Partnership entered into a bank credit agreement with the Bank of Oklahoma N.A. (“BOK”) providing for up to $25 million of borrowings to finance construction of the plant expansion.  The Agreement was amended in July 2006 and provides for a Term Loan A for up to $14.2 million ($15 million less principal payment through July 2006 of $800,000) and a Term Loan B for up to $10 million maturing in April 2010.  The combined outstanding balance on the loans at December 31, 2006 and, 2007 were $15,700,000 and $20,154,513, respectively.  The loans require thirty-six monthly principal payments of $672,222 starting on May 1, 2007.  In July 2007, the bank credit agreement was amended to allow the Partnership to make no principal payments for the months of August, September and October, 2007, extending the maturity date to July 2010.  At the Partnership’s option the loans bear interest at:  i) Libor plus 200-275 basis points; or ii) the bank’s prime rate plus up to .75%.

The bank loans are secured by all material assets of the Partnership.  If the plant does not attain certain throughput levels within a specified period of time, the Partnership may be required to prepay up to $10 million of the loan on March 31, 2008.  On March 31, 2008, the Partnership made this prepayment for the entire $10 million.  The credit agreement includes various financial covenants including a restriction on payment of interest and fees on debt to BCI and distributions for taxes up to one-half of excess cash flow.  BOK has given the Partnership a waiver for payments of interest and fees made to BCI in 2007.  The Partnership was in compliance with all other covenants at December 31, 2007.

In April 2007, The Partnership entered into a $5 million loan agreement, increased to $10 million effective in December 2007, with BCI to fund plant expansion costs.  The loan has a maturity date of December 31, 2009 and an interest rate of 1% per month.  The Partnership paid BCI a $190,000 commitment fee for the loan.  At December 31, 2007 the balance of the loan from BCI was $9.5 million.  The Partnership borrowed an additional $500,000 in January 2008.  Fees of $10,000 for this advance will be added to the loan balance.  Until the Partnership has cash flow after principal and interest payments to BOK, interest due BCI will be added to the loan balance due BCI.

4.                    COMMITMENTS AND CONTINGENCIES

The Madisonville Plant was on leased land.  In February 2006, the Partnership acquired the 15 acre site on which the plant is located and a new plant was built for $446,755, eliminating a $4,950 monthly lease payment.  The Partnership leases a water well, trucks and certain other equipment under non-cancelable operating leases.  Rent expense for the years ended December 31, 2006 and 2007 totaled $47,821 and $33,710, respectively.  Future minimum annual lease payments at December 31, 2007 were as follows:

2008	$55,841
2009	32,277
2010	13,175
2011	1,321
2012	1,321
Thereafter	—
Total	$103,935

The Partnership recorded a $56,453 conditional asset retirement obligation (“ARO”) in 2006 related to its treating plant and gathering lines and certain other assets as a result of environmental and other legal requirements.   In 2007, the Partnership recorded an additional $203,812 ARO for its new plant.  For the year ended December 31, 2007, the ARO was increased by an additional $6,649 in accretion expense.

From time to time, the Partnership is involved in legal and administrative proceedings or claims that arise in the ordinary course.  While such matters always contain an element of uncertainty, management does not believe these matters individually or in aggregate will have a material adverse effect on the Partnership’s financial condition or results of operations.

5.                RELATED PARTY TRANSACTIONS

The Partnership has no employees.  BCI charges a management fee to manage all operations of the Partnership.  For the years ended December 31, 2006 and 2007, the management fee totaled $1,474,000 and $1,540,000, respectively.  BCI’s current monthly fee is $100,000 per month.  These charges are included in General and administrative expense.  In addition, BCI charges the Partnership for all direct field employee salaries and benefits.  For the years ended December 31, 2006 and 2007, these charges totaled $961,459 and $1,164,717 respectively, and are included in Plant operating expense.

6.                SUBSEQUENT EVENTS

On December 31, 2008, the Partnership sold its gas plants and all related equipment and associated contracts to Madisonville Midstream LLC, a wholly-owned indirect subsidiary of GeoPetro Resources Company (“GeoPetro”) for $8.8 million and 1.5 million shares of common stock of GeoPetro.  Sales proceeds of $7.7 million were paid directly to the Bank of Oklahoma N.A., reducing the Partnership’s Bank debt to $0.  The remaining cash proceeds of $1.1 million were used to pay outstanding payables.